UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010 (March 8, 2010)

PR SPECIALISTS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-34686	95-4792965
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-998-8824

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 16, 2009, the registrant entered into a Management Agreement with Universal Capital Management, Inc. (“Universal”).  The compensation portion of the agreement was amended on March 8, 2010. A copy of the Management Agreement Addendum is attached hereto as Exhibit 10.2.

Item 3.02

Unregistered Sales of Equity Securities

As described in Item 1.01, on March 8, 2010, the registrant entered into a Management Agreement Addendum with Universal. Pursuant to that addendum the registrant issued Universal the following compensation: a total of two million five hundred thousand (2,500,000) shares of common stock valued at $2,500 or approximately $0.001 per share, which includes one million (1,000,000) shares previously provided to UCM. The registrant relied on Section 4(2) of the Securities Act of 1933 since the transaction did not involve any public offering.  No underwriters were utilized and no commissions or fees were paid with respect to any of the above transactions.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit

Description

10.1

Management Agreement (incorporated by reference to registrant’s Form 8-K filed on December 21, 2009)

10.2

Management Agreement Addendum

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PR Specialists, Inc.

By:/s/ Marjorie DeHey Daleo

      Marjorie DeHey Daleo,

      President

Dated: March 10, 2010